UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3200 Southwest Freeway, Ste 3300
Houston, Texas 77027
Phone: (888) 895-3594
Fax: (888) 800-5918

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NA

(Former name, former address and former fiscal year, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 5.02 of this Current Report regarding the issuance of convertible promissory notes is incorporated by this reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 2, 2011, the Board of Directors appointed Alan Gaines as the Chief Executive Officer and Chairman of the Board of the Company. Alan D. Gaines served as Chairman of the Board of Directors of Dune Energy from May 2001 to April 2011 and as the Chief Executive Officer from May 2001 to April 17, 2007. From April 2005 until August 2007, Mr. Gaines served as Vice Chairman of Baseline Oil & Gas Corp. From April 2005 until September 2007, he served as Chief Executive Officer of Cross Canyon Energy Corp. Mr. Gaines has over 25 years of experience as an energy investment and merchant banker. In 1983, he co-founded Gaines, Berland Inc., an investment bank and brokerage firm, specializing in global energy markets, with particular emphasis given to small to medium capitalization companies involved in exploration and production, pipelines, refining and marketing, and oilfield services. Mr. Gaines holds a B.B.A. in Finance from Baruch College, and an M.B.A. in Finance (with distinction) from Zarb School, Hofstra University School of Graduate Management.

Mr. Gaines has entered into an Employment Agreement with the Company for a one year term beginning May 2, 2011.  Mr. Gaines will be compensated with 12,012,413 shares of restricted common stock, payable over upon the completion of a Qualified Acquisition or Qualified Equity Raise. The Employment Agreement is attached as Exhibit 10.1.

On May 2, 2011, the Board of Directors appointed Dr. Amiel David as the Chief Operating Officer of the Company.   Since 1982 to the present, Dr. David has been a manager at PeTech Enterprises, Inc., a family owned oil and gas business. From 2008 to the present Dr. David is an owner of Amrich Energy, Inc, an oil production company. From 2005 and 2006, Dr. David was the President and COO of Dune Energy, Inc. In 2007 and 2008, Dr. David was a Senior Advisor to the Board of Directors of Dune Energy, Inc. Dr. David has over 40 years of experience as an engineer and energy investor.  Dr. David has a BS—Petroleum Engineering from Tulsa University, an MSE—Chemical Engineering  from the University of Pennsylvania, an MBA from the University of Pittsburgh), and a PhD—Petroleum Engineering from Stanford University.

Dr. David has entered into an Employment Agreement with the Company for a one year term beginning May 2, 2011. Dr. David will be compensated with 12,013,413 shares of restricted common stock, payable over upon the completion of a Qualified Acquisition or Qualified Equity Raise. The Employment Agreement is attached as Exhibit 10.2.

Steven Weldon, our current Chief Executive Officer will remain with the Company as our Chief Financial Officer and a Director. Mr. Weldon has served as our Director and our Chief Financial Officer since December 2005 and our Chief Executive officer from December 2009 to May 2, 2011 when Mr. Gaines was appointed Chief Executive Officer.   Mr. Weldon is a certified public accountant and is licensed to practice in the state of Florida. Prior to joining Signature Exploration and Production Corp., Mr. Weldon was the Tax Manager for Westgate Resorts, Ltd., a timeshare developer, from July 2000 to February 2006. From September 2005 to November 2007, Mr. Weldon served as the Chief Financial Officer of Inverted Paradigms Corp., a publicly traded software developer. Mr. Weldon was an adjunct professor at Florida Southern College from 2002 to 2005. Since May 2005, Mr. Weldon has served as the president, sole stockholder and director of Steven W. Weldon, PA, a public accounting firm providing tax, accounting, and consulting services. Mr. Weldon received his Bachelor of Science degree and his Masters in Business Administration from Florida Southern College.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 5.02 of this Current Report regarding the issuance of convertible promissory notes is incorporated by this reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed as part of this current report.

Exhibit 10.1      Employment Agreement
Exhibit 10.2      Employment Agreement

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: May 5, 2011	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director